UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 2, 2011

Date of Report

(Date of Earliest Event Reported)

ZALDIVA, INC.

 (Exact Name of Registrant as Specified in its Charter)

FLORIDA                  000-49652                   65-0773383

(State or other juris-   (Commission File No.)          (IRS Employee

diction of incorporation)

                           Identification No.)

331 East Commercial Blvd.

Ft. Lauderdale, Florida  33334

 (Address of Principal Executive Offices)

(954) 938-4133

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 2, 2011, Zaldiva, Inc., a Florida corporation (the “Company”), held a special meeting of its common stockholders (the “Special Meeting”).  A total of 11,933,909 shares of the Company’s common stock, representing a quorum, were represented at the meeting in person or by proxy.  All 11,933,909 of these shares were voted in favor of the proposal to change the Company’s domicile by merging into its newly-formed wholly-owned subsidiary, Zaldiva, Inc., a Nevada corporation (“Zaldiva Nevada”), with each stockholder of the Company to receive one share of Zaldiva Nevada in exchange for every two shares of the Company, and with all fractional shares of Zaldiva Nevada that would otherwise be issued to be rounded up to the nearest whole share.  There were no shares voting against the proposal; no shares abstaining; and no broker non-votes.  These figures represent the final voting results on the proposal submitted to a vote of the Company’s common stockholders at the Special Meeting.

The Company will promptly effectuate the change of domicile by filing Articles of Merger with the Secretaries of State of the States of Florida and Nevada.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALDIVA, INC., a Florida

corporation

Date:  December 2, 2011

/s/ Nicole Leigh

                        Nicole Leigh, President